KarlaMar ASSOCIATES

Manufacturer Dollar Sales and Unit Volumes

Overview

2006 and 2007 Manufacturer Dollar Sales and Unit Shipment data were collected for the following Juvenile Product Categories:

1: Safety
2: Mobility & Transport
3: Feeding
4: Sleeping, Warmth & Comfort
  A. General Items
  B. Sheets
  C. Bedding Sets
  D. Blankets
5: Nursery Décor
6: Entertainment & Play
7: Health
8: Children's Furniture / Case Goods
9: All Other Juvenile Products

Manufacturer US Unit Shipments: Respondents were asked to report the approximate number of each type of product their company shipped in the U.S. in 2006 and 2007. Units were to be reported at the individual, not case, level. Numbers were not to be rounded, and shipments to Puerto Rico excluded. Only those products that the organization actually manufactured/ distributed were to be recorded.

Manufacturer US Dollar Sales: Respondents were asked to report the total gross dollar shipment volume of wholesale business for each year, where gross dollars means before discounts, taxes, etc. If sales records were not complete or were maintained in different categories, the volumes were estimated. Numbers were not to be rounded.

Data Reporting

Data reporting was suppressed, if it was found that after tabulation any one company resulted in 'owning' more than 75% of any one category's unit or dollar data, either due to the size of the company's contribution to that category or that too few companies shared data in that category. A minimum of three companies needed to participate per category per year to avoid suppression.

Suppressed category data was aggregated into one 'All Other: Suppressed' total unit/dollar line so that the Total Juvenile Product Industry would net out to 100%.

Suppressed products/categories include:

Handheld Carriers/Infant Seats/Bouncer Seats
Carriages/Prams
Crib Mattresses
Crib Bumpers
All Other Blankets
Bedding Sets: Crib 3 piece
Bedding Sets: Crib 6 piece
Bedding Sets: Crib - All Other
Bedding Sets: Bassinets / Cradles
Bedding Sets: Toddler Beds
All Other Bedding Sets

Partially Suppressed categories include:

All Other Safety
All Other Mobility
All Other Feeding
Full-size crib sheets
Growth Charts
Swaddling Blankets

Categories were combined if the suppression criteria were met, the categories were related and the resultant combined category did not expose any individual company's data.

Combined categories include:

Full-size Playards combined with Portable Playards
Portable Crib/Playard Sheets and Bassinet/Cradle Sheets combined with All Other Sheets
Wearable Blankets/Comforters/Quilts/ Throws combined with All Other Blankets
Picture Frames, Lamps, Lamp Shades, Tissue Boxes, Waste Baskets, and Dust Ruffles/Crib Skirts combined with All Other Decorative
Coordinating Plush (Toys) combined with Infant Toys under Entertainment & Play
Full-Size Swings combined with Portable Swings
Bath Rings/Seats combined with Bathtubs
Diaper Pails/Refills combined with All Other Health Care Products
Gliders/Rockers and Convertible Furniture Sets combined w/ All Other Furniture.

2006 & 2007 Manufacturer Unit and Dollar Sales

1. Safety Products	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Rear Facing Car Seats	1,535,400	1,500,851	$ 77,019,667	$ 78,832,297
Convertible Car Seats	3,304,452	3,804,965	$ 224,546,856	$ 263,341,826
Booster Seats	8,181,583	7,704,346	$ 210,899,553	$ 198,434,826
Car Seat Accessories	762,709	1,120,275	$ 9,998,404	$ 12,819,912
Gates	6,111,032	6,169,676	$ 106,840,733	$ 109,621,676
Nursery Monitors	2,709,516	2,512,295	$ 74,629,764	$ 79,711,168
All Other Safety	Suppressed	Suppressed	$ 48,538,485	$ 49,898,158
Safety Products Total	22,604,672	22,832,408	$ 752,273,462	$ 790,657,863

2. Mobility & Transport	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Soft Carriers	831,286	961,728	$ 15,096,505	$ 20,088,988
Frame Carriers	58,836	68,070	$ 3,826,057	$ 4,519,219
Umbrella/Lightweight Strollers	3,872,672	3,152,647	$ 88,233,771	$ 82,844,549
Multi-child Strollers	454,961	475,523	$ 39,371,116	$ 46,629,474
Active Jogging/ All Terrain Strollers	49,822	67,016	$ 9,533,427	$ 14,999,413
Standard Strollers	694,912	704,256	$ 52,597,589	$ 59,775,696
Stroller Accessories	275,665	567,115	$ 4,085,078	$ 8,758,768
Travel Systems	1,658,715	1,483,557	$ 174,565,755	$ 162,421,857
All Other Mobility	Suppressed	Suppressed	$ 7,744,664	$ 14,387,077
Carriages/Prams	Suppressed	Suppressed	Suppressed	Suppressed
Handheld Carriers/ Infant seats / Bouncer Seats	Suppressed	Suppressed	Suppressed	Suppressed
Mobility & Transport Total	7,896,669	7,469,912	$ 393,053,962	$ 414,425,039

3. Feeding & Accessories	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Bottles / Nipples / Collars	35,275,384	32,262,804	$ 108,932,899	$ 104,709,553
Cups	24,951,394	24,346,722	$ 78,383,156	$ 78,857,521
Dinnerware	1,410,446	1,767,323	$ 3,136,352	$ 4,196,048
Utensils	6,597,161	6,739,498	$ 14,115,656	$ 12,559,093
Feeding/Dinnerware sets	1,186,487	1,257,195	$ 4,188,198	$ 4,150,229
Bibs / Burp Cloths	846,266	492,452	$ 1,771,199	$ 1,091,068
Breastfeeding	1,318,653	1,602,867	$ 22,316,102	$ 22,837,159
• High Chairs	1,807,442	1,792,570	$ 76,306,811	$ 81,113,294
• Feeding Booster Seats	1,862,021	1,843,674	$ 24,331,527	$ 25,631,000
• All Other Feeding	Suppressed	Suppressed	$ 19,368,176	$ 24,984,605
Feeding & Accessories Total	75,255,254	72,104,905	$ 352,850,076	$ 360,131,570

2006 & 2007 Manufacturer Unit and Dollar Sales is based solely on actual data submitted by respondents, and does not include data or findings that were "derived from secondary research or general estimates."

2006 & 2007 Manufacturer Unit and Dollar Sales

4A. Sleeping Warmth & Comfort: General Items	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Full-Size Cribs	602,303	510,401	$ 68,140,753	$ 74,069,873
Portable Cribs	57,566	65,839	$ 4,543,576	$ 4,964,467
Playards (Full-size & Portable) **	2,278,954	2,259,182	$ 122,209,737	$ 120,880,126
Cradles & Bassinets	557,153	489,096	$ 25,475,773	$ 24,403,427
Sleep Positioners	873,256	1,049,451	$ 5,861,531	$ 8,197,656
Crib Bumpers	Suppressed	Suppressed	Suppressed	Suppressed
Crib Mattresses	Suppressed	Suppressed	Suppressed	Suppressed
General Items Total	4,369,234	4,373,969	$ 246,231,370	$ 232,515,549
** Full-size Playards and Portable Playards Combined				

4B. Sleeping Warmth & Comfort: Sheets	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Full-size crib sheets	Suppressed	821,035	$ 4,715,214	$ 4,450,431
All Other Sheets **	1,278,902	1,485,223	$ 6,347,753	$ 7,158,564
Sheets Total	1,278,902	2,306,258	$ 11,062,967	$ 11,608,995
** Portable Crib/Playard Sheets, Basinet/Cradle Sheets combined with All Other Sheets				

4C. Sleeping Warmth & Comfort: Bedding Sets	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Crib: 4 piece	336,526	560,508	$ 18,488,879	$ 28,275,935
Crib: 6 piece	Suppressed	Suppressed	Suppressed	Suppressed
Crib: 3 piece	Suppressed	Suppressed	Suppressed	Suppressed
Crib: All Other	Suppressed	Suppressed	Suppressed	Suppressed
Bassinets / Cradles	Suppressed	Suppressed	Suppressed	Suppressed
Toddler Beds	Suppressed	Suppressed	Suppressed	Suppressed
All Other Bedding Sets	Suppressed	Suppressed	Suppressed	Suppressed
Bedding Sets Total	336,526	560,508	$ 18,488,879	$ 28,275,935

4D. Sleeping Warmth & Comfort: Blankets	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Swaddling Blankets	Suppressed	1,444,023	$ 2,511,675	$ 9,272,238
Receiving Blankets	1,159,164	770,185	$ 4,883,807	$ 3,898,991
All Other Blankets **	Suppressed	Suppressed	$ 26,250,152	$ 32,868,349
Blankets Total	1,159,164	2,214,208	$ 33,645,634	$ 46,039,578
** Wearable Blankets/ Comforters / Quilts/ Throws combined with All Other Blankets				

2006 & 2007 Manufacturer Unit and Dollar Sales is based solely on actual data submitted by respondents, and does not include data or findings that were "derived from secondary research or general estimates."

2006 & 2007 Manufacturer Unit and Dollar Sales

5. Nursery Décor	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Rugs	85,629	68,357	$ 1,171,843	$ 1,150,609
Decorative Pillows/Cushions	214,052	315,504	$ 1,049,945	$ 1,442,133
Window Treatments / Valances	196,874	209,957	$ 2,007,630	$ 2,157,476
Wall Décor	283,973	327,938	$ 2,799,987	$ 3,481,595
Growth Charts	Suppressed	21,250	$ 35,570	$ 144,948
Switch Plates	100,476	74,077	$ 394,037	$ 321,270
Night Lights	118,718	119,832	$ 497,888	$ 554,712
Diaper Stackers	183,512	193,196	$ 1,575,290	$ 1,722,087
Hampers	186,593	101,684	$ 1,273,397	$ 1,404,320
Other Decorative Accessories **	787,001	794,716	$ 7,287,490	$ 8,202,212
Nursery Décor Total	**2,156,828**	**2,226,511**	**$ 18,093,077**	**$ 20,581,362**

** Picture Frames, Lamps, Lamp Shades, Tissue Boxes, Waste Baskets, Dust Ruffles/Crib Skirts combined with All Other Decorative Accessories

6. Entertainment & Play	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Pacifiers, Teethers, Rattles	22,152,321	21,736,494	$ 45,572,883	$ 42,692,767
Crib Mobiles	1,049,405	1,071,064	$ 16,768,791	$ 17,465,042
Toys (Infant & Plush) *	25,682,993	24,125,935	$ 129,241,902	$ 131,345,385
Stationary Activity Ctrs/ Sit-in Entertainers	1,198,777	1,267,013	$ 58,388,149	$ 65,138,179
Walkers	1,495,247	1,306,742	$ 35,215,709	$ 31,200,247
Swings (Full-Size & Portable) **	1,932,088	1,969,390	$ 103,377,703	$ 111,622,075
Jumpers	351,277	337,275	$ 5,740,081	$ 5,770,868
Entertainment & Play Total	**53,862,108**	**51,813,913**	**$ 392,305,188**	**$ 405,234,563**

* Coordinating Plush Toys combined with Infant Toys
** Full-Size Swings combined with Portable Swings

7. Health	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Bathtubs/ Bath Ring / Seat **	3,274,942	3,403,453	$ 37,206,309	$ 38,336,328
Potties / Potty Seats	4,374,874	4,832,299	$ 39,635,722	$ 44,725,971
Diaper Bags	364,595	400,893	$ 8,246,703	$ 10,090,877
Other Health Products *	28,643,120	26,887,016	$ 100,599,504	$ 109,629,876
Health Total	**36,657,531**	**35,523,661**	**$ 185,648,298**	**$ 202,783,052**

** Bath Ring / Seats combined with Bathtubs
* Diaper Pails / Refills combined with All Other Health Care Products

8. Children's Furniture / Case Goods	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Changing Tables	119,693	89,903	$ 10,030,062	$ 7,832,573
Toddler Beds	47,559	49,858	$ 3,034,747	$ 2,470,888
All Other Furniture **	404,498	420,395	$ 88,916,738	$ 91,247,136
Furniture / Case Goods Total	**571,750**	**560,156**	**$ 101,981,547**	**$ 101,550,397**

**Gliders/Rockers and Convertible Furniture Sets combined w/ All Other Furniture

2006 & 2007 Manufacturer Unit and Dollar Sales is based solely on actual data submitted by respondents, and does not include data or findings that were "derived from secondary research or general estimates."

2006 & 2007 Manufacturer Unit and Dollar Sales

9. All Other Juvenile Products	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
Sets/ Combo Packs	925,140	770,378	$ 11,480,712	$ 10,782,128
General All Other Juvenile Products	8,443,356	4,516,148	$ 39,658,930	$ 26,433,917
Suppressed **	44,099,033	45,315,643	$ 184,464,164	$ 181,269,513
All Other Juvenile Products Total	53,467,529	50,602,169	$ 235,603,806	$ 218,485,558

** Suppressed Includes: Handheld Carriers/Infant seats/Bouncer Seats; Carriages/Prams; Crib Mattresses; Crib Bumpers; All Other Safety; Other Mobility; All Other Feeding; Full-size crib sheets; Swaddling Blankets; All Other Blankets; Growth Charts; Bedding Sets: Crib 3 piece; Bedding Sets: Crib 6 piece; Bedding Sets: Crib - All Other; Bedding Sets: Bassinets / Cradles; Bedding Sets: Toddler Beds; All Other Bedding Sets

TOTAL	2006 Units	2007 Units	2006 $ Sales	2007 $ Sales
	259,816,167	252,588,578	$ 2,741,238,496	$ 2,832,269,461

Important Note: 2006 & 2007 Manufacturer Unit and Dollar Sales is based solely on actual data submitted by respondents, and does not include data or findings that were "derived from secondary research or general estimates."

Detailed descriptions of the Product Categories used in the survey can be found in **Appendix B: Data Collection Worksheet.**

Total Juvenile Product Sales by Distribution Channel

2006 Sales by Major Distribution Channel
n=55, $2,289,276,962 Total Sales



Other 1%
Online 24%
Brick and Mortar 75%

NOTE: 15 NA
Sales $451,961,539

2007 Sales by Major Distribution Channel
n=63, $2,358,239,859 Total Sales



Other 2%
Online 25%
Brick and Mortar 73%

NOTE: 18 NA
Sales $474,029,601

There was no significant difference between 2006 and 2007 percentages.

The majority of total dollar sales of juvenile products continue to be transacted through "Brick and Mortar" locations (73% in 2007.) The difference in sample size is due to some start-up companies not having sold product in 2006 and "NA" companies that did not have sales data broken out by these distribution channels. Number and Total Sales of "NA" companies are noted in each graph.

32% of the sales of the smallest companies (companies with sales under $1MM) were made online.

Total Juvenile Product Sales by Class of Trade

2006 Sales by Class of Trade
n=70 Sales=$2,741,238,496



Drug / Grocery 3%
Etailer 3%
Warehouse Clubs 1%
Other 5%
Department Store 8%
Ind. Juvenile 10%
Mass Merch/ Discount / Specialty 70%

2007 Sales by Class of Trade
n=81 Sales=$2,832,269,460



Drug / Grocery 3%
Etailer 4%
Warehouse Clubs 1%
Other 5%
Department Store 7%
Ind. Juvenile 11%
Mass Merch/ Discount / Specialty 70%

Above Class of Trade percentages include all respective retailer's dot.coms

Mass Merchandisers, Discounters and Specialists (70%) have the largest percentage of dollar sales, followed distantly by Independent Juvenile (~11%) and Department Stores (~7%).

Class of Trade /Channel Descriptions are found in **Appendix B Data Collection Worksheet.**

Total Juvenile Product Sales by Class of Trade and Size of Company

2007 Sales by Class of Trade and Size of Company



All
1-1MM
1MM-10MM
10MM-50MM
50MM-100MM
100MM +
80%
60%
40%
20%
0%
Dept Store
Drug / Grocery
Independent Juvenile
Mass Merchandiser / Discounter / Specialist
Warehouse Clubs
Etailer
Other

Smaller companies (companies with dollar sales less than $10MM) sold more through Independent Juvenile retailers (47%) and E-tailers (20%) in comparison to larger companies (companies with sales over $10MM) who primarily sold through Mass Merchandisers, Discounters or Specialists (65%).

Above Class of Trade include all respective retailer's dot.coms

Channel Presence

The following table represents the percentage of companies that had a presence in the various channels of distribution. This **does not** represent percent dollar sales or unit volume. Respondents could select more than one response, thus the sum of column percentages will not total 100%.

Class of Trade *(Includes retailer dot.coms)*	2004	2005	2006	2006 (n=72)	2007 (n=83)
Independent Juvenile	72%	62%	90%	83%	86%
E-tailer	71%	74%	69%	75%	78%
Mass Merch/ Discounter / Specialist	68%	74%	79%	69%	66%
Other	55%	47%	33%	56%	51%
Dept Store	29%	28%	40%	38%	39%
Drug / Grocery	25%	13%	18%	19%	19%
Warehouse Clubs	14%	17%	23%	14%	13%

Class of Trade /Channel Descriptions are found in **Appendix B Data Collection Worksheet.**

Record number of babies born last year

More than 4 million births in 2007, but don't call it a baby boom, say experts

AP Associated Press
updated 10:51 a.m. ET, Fri., July 18, 2008

WASHINGTON - More babies were born in the United States last year than ever before, according to preliminary data, but it's not another baby boom just yet.

About 4,315,000 children were born in 2007, about 15,000 more births than the peak time of the baby boom in 1957, said Stephanie Ventura, a demographer at the National Center for Health Statistics, which compiled the data from provisional birth certificate registrations at state health departments.

"According to our provisional data, we had the highest number of births ever reported in 2007," she said.

But this doesn't mean there's a baby boom under way. In the mid-'50s about as many babies were being born from a lot fewer women.

"What this really reflects is that the population has grown so much in the United States, so you naturally expect more births," Ventura said. "It's hard to call this a baby boom at this point."

Years leading up to 2007 showed slight increases in the number of births, not the substantial growth of the baby boom years, which were 1946 through 1964, Ventura said.

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